UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 28, 2012

Crown Castle International Corp.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-16441 (Commission File Number)	76-0470458 (IRS Employer Identification Number)

1220 Augusta Drive
Suite 500
Houston, TX 77057
(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (713) 570-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 – ENTRY INTO A DEFINITIVE MATERIAL AGREEMENT

Master Agreement

On September 28, 2012, Crown Castle International Corp., a Delaware corporation (“Crown Castle”), T-Mobile USA, Inc., a Delaware corporation and a subsidiary of Deutsche Telekom, AG (“T-Mobile”), and certain T-Mobile subsidiaries (the “T-Mobile Contributors” and, together with T-Mobile, the “T-Mobile Parties”) entered into a Master Agreement (the “Master Agreement”) pursuant to which Crown Castle will have the exclusive right to lease, operate or otherwise acquire up to 7,180 T-Mobile wireless communications sites (the “Sites”) for approximately $2.4 billion in cash at closing (subject to certain conditions and adjustments, including adjustments based on the actual number of Sites included at closing).  The following summary of certain provisions of the Master Agreement is qualified in its entirety by reference to the terms and provisions of the Master Agreement filed herewith as Exhibit 10.1 and incorporated herein by reference.

Under the Master Agreement, the T-Mobile Parties have agreed to lease or sublease up to 6,264 Sites (the “MPL Sites”), including their interest in the land associated with each Site, the tower at such Site and certain related equipment, improvements and tower related assets (the “Included Property” of such Site), to a newly formed subsidiary of Crown Castle (“Tower Operator”).   To effect the lease and sublease of the MPL Sites to Tower Operator, the T-Mobile Parties will first contribute and transfer the MPL Sites (including the Included Property of the MPL Sites) and assign the related collocation agreements to two newly formed subsidiaries of the T-Mobile Parties (the “T-Mobile SPEs”), which will be organized as Delaware limited liability companies and will be set up as “special purpose” entities that are subject to separateness and bankruptcy remoteness covenants pursuant to their respective operating agreements. The T-Mobile SPEs will then lease or sublease the MPL Sites (including the Included Property of the MPL Sites) and assign the related collocation agreements to Tower Operator pursuant to the Master Prepaid Lease referred to below.  Tower Operator will have the option to purchase the MPL Sites at the end of their respective lease or sublease terms under the Master Prepaid Lease for aggregate option payments of up to $1,994 million, which payments, if the options are exercised, will be due between 2035 and 2049.

In the event the contribution and transfer of any MPL Site to the applicable T-Mobile SPE requires the consent, approval or waiver (an “Authorization”) of any third party and such Authorization is not obtained (a “Contribution Exception”), such MPL Site will be retained by the T-Mobile Parties, and Tower Operator will be granted the exclusive right to manage and operate such MPL Site pursuant to the Management Agreement referred to below until such MPL Site is no longer subject to any Contribution Exceptions and is contributed to the applicable T-Mobile SPE.  In the event the lease or sublease of any MPL Site by the applicable T-Mobile SPE to Tower Operator requires an Authorization of any third party and such Authorization is not obtained (a “Leasing Exception”), the applicable T-Mobile SPE will grant Tower Operator the exclusive right to manage and operate such MPL Site pursuant to the Management Agreement referred to below until such MPL Site is no longer subject to any Leasing Exceptions and is leased by such T-Mobile SPE to Tower Operator.

Under the Master Agreement, T-Mobile has further agreed to sell to Crown Castle up to 916 additional Sites (the “Sale Sites”), including the Included Property of the Sale Sites.  The sale of the Sale Sites will be effected pursuant to a contribution and transfer by the T-Mobile Parties of the Sale Sites (including the Included Property of the Sale Sites) and the assignment of the related collocation agreements to two newly formed subsidiaries of the T-Mobile Parties (the “Sale Site Subsidiaries”), and the subsequent sale and transfer of the equity interests in the Sale Site Subsidiaries to a subsidiary of Crown Castle.

Subject to certain conditions explained in further detail below, the Sale Sites will include up to 474 Sites located primarily in California and Nevada (the “CA/NV Sites”) that are subject to certain of the terms of the Lease and Sublease dated as of December 14, 2000 (the “CA/NV Master Lease”), among SBC Tower Holdings LLC, Southern Towers, Inc., SBC Wireless, LLC and SpectraSite Holdings, Inc. (filed as Exhibit 10.2 to the SpectraSite Holdings, Inc. Quarterly Report on Form 10-Q (File No. 000-27217) filed on May 11, 2001), and certain related agreements (together with the CA/NV Master Lease, the “CA/NV Agreements”).  The CA/NV Sites are only a portion of the sites originally subject to the CA/NV Master Lease, which has previously been bifurcated.  The sale of the CA/NV Sites to Crown Castle will be effected pursuant to an assignment of the CA/NV Agreements to the Sale Site Subsidiaries, as a result of which the Sale Site Subsidiaries will acquire the rights, interests and obligations of the applicable T-Mobile Parties, as lessee, under the CA/NV Agreements.  The Sale Site Subsidiaries will have the option to purchase the CA/NV Sites that are not otherwise owned by the Sale Site Subsidiaries at the end of their respective lease terms under the CA/NV Agreements for aggregate option payments of up to approximately $400 million, which payments, if the options are exercised, would be due between 2018 and 2032 (less than $10 million would be due before 2025).

In the event that the sale of any Sale Site to Crown Castle, as described above, or any subsequent transfer of any Sale Site or the equity interests in the Sale Site Subsidiary holding such Sale Site to Crown Castle or its affiliates requires the Authorization of any third party and such Authorization is not obtained (an “Assignment Exception”), such Sale Site will be retained by the T-Mobile Parties and the applicable Sale Site Subsidiary will be granted the exclusive right to manage and operate such Sale Site pursuant to the Management Agreement referred to below until such Sale Site is no longer subject to any Assignment Exceptions and is transferred to the applicable Sale Site Subsidiary (all such managed Sale Sites and all managed MPL Sites, the “Managed Sites”).

As consideration for each Sale Site that is not subject to any Assignment Exceptions, and each MPL Site that is not subject to any Contribution or Leasing Exceptions, Crown Castle will pay T-Mobile, at the closing of the transactions contemplated by the Master Agreement (the “Transaction”), an amount based on the tower cash flow (the “TCF”) generated by such Site.  As consideration for each Managed Site, Crown Castle will pay T-Mobile, at the closing of the Transaction, an amount equal to 90% of the amount that would have been payable by Crown Castle for such Site had such Site not been a Managed Site.  The remaining 10% will become due and payable when all Assignment Exceptions or all Contribution and Leasing Exceptions applicable to such Managed Site have been cured, provided that the obligation to make this additional payment will automatically and unconditionally terminate 18 months after the signing date of the Master Agreement.  In addition, Crown Castle, through the Sale Site Subsidiaries and Tower Operator, has agreed to assume all post-closing liabilities that relate to or arise out of or in connection with the operation, use or occupancy of the Included Property of the Sites (but, with respect to the MPL Sites, prior to the expiration or earlier termination of the Master Prepaid Lease) (the “Post-Closing Liabilities”).

Each party’s obligation to close the Transaction is subject to customary closing conditions, including (1) the absence of a material adverse effect affecting the other party since December 31, 2011, and (2) the absence of any injunctions prohibiting the closing and the expiration of all applicable waiting periods, if any, under applicable antitrust laws.  In addition, Crown Castle’s obligation to close the Transaction is subject to the conditions (which may be waived by Crown Castle in its sole discretion) that at closing (1) at least 95% of the TCF of the 7,180 Sites originally subject to the Master Agreement be comprised of the TCF of Sites that are not subject to any Assignment or Contribution Exceptions and (2) at least 80% of the TCF of the 7,180 Sites originally subject to the Master Agreement be comprised of the TCF of Sites that are not subject to any Assignment, Contribution or Leasing Exceptions. Crown Castle’s obligation to close the transactions with respect to the CA/NV Sites will be subject to the further condition, applicable only to the CA/NV Sites (the “CA/NV Closing Condition”), that Crown Castle receives a consent and acknowledgment from the counterparty to the CA/NV Agreements consenting to the sale of the CA/NV Sites to Crown Castle and confirming certain arrangements with respect to the CA/NV Sites (the “CA/NV Consent”).

In the event that the CA/NV Consent has not been obtained prior to the closing of the Transaction and Crown Castle does not waive the CA/NV Closing Condition at such closing, at any time up to 180 days following the signing of the Master Agreement, Crown may waive the CA/NV Closing Condition and hold a subsequent closing with respect to the CA/NV Sites.  During the same time period, the T-Mobile Parties also may, upon obtaining the CA/NV Consent and subject to certain other conditions, cause Crown Castle to hold a subsequent closing with respect to the CA/NV Sites.  The consideration payable by Crown Castle at any subsequent closing for the CA/NV Sites will be approximately equal to the amount that would have otherwise been payable for the CA/NV Sites at the initial closing less $100 million, and the initial collocation rent payable by the designated T-Mobile Collocator under the Master Lease Agreements (as defined below) will be $1,850 per month per Site instead of $1,905 per month per Site.

Pursuant to the Master Agreement, subject to certain limitations and thresholds, the T-Mobile Parties have agreed to indemnify Crown Castle, Tower Operator and (following the closing) the Sale Site Subsidiaries (the “Crown Indemnified Parties”) in respect of any claims that arise out of or relate to (1) any breach or inaccuracy of certain representations and warranties made by the T-Mobile Parties or the Sale Site Subsidiaries, (2) any breach of any covenant of the T-Mobile Parties or, prior to closing, the Sale Site Subsidiaries, (3) certain taxes relating to the Sites, (4) all assets of the T-Mobile Parties and their affiliates specifically excluded from the Transaction and (5) all liabilities of the T-Mobile Parties and their affiliates other than the Post-Closing Liabilities.  Subject to certain limitations and thresholds, the T-Mobile SPEs have also agreed to indemnify the Crown Indemnified Parties with respect to breaches or inaccuracies of certain representations and warranties made by the T-Mobile SPEs and breaches of any covenants applicable to the T-Mobile SPEs.

In addition, subject to certain limitations and thresholds, Crown Castle has agreed to indemnify the T-Mobile Parties and the T-Mobile SPEs in respect of any claims that arise out of or relate to (1) any breach or inaccuracy of certain representations and warranties made by Crown Castle, (2) any breach of any covenant of Crown Castle and (3) any Post-Closing Liabilities.   Subject to certain limitations and thresholds, Tower Operator has also agreed to indemnify the T-Mobile Parties and the T-Mobile SPEs with respect to (1) any breach or inaccuracy of representations and warranties made by Tower Operator, (2) any breach of any covenant of Tower Operator, (3) any Post-Closing Liabilities and (4) the failure of Tower Operator to comply with the conditions of tower bonds.

The Master Agreement contains various covenants and representations and warranties and certain other customary agreements and rights, including, subject to certain limitations, the right of Crown Castle and the T-Mobile Parties to terminate the Master Agreement if the Transaction does not close within 180 days after the date of execution of the Master Agreement (subject to extension to up to 270 days in certain circumstances).  The T-Mobile Parties also have the right to terminate the Master Agreement and receive a $250 million termination fee (which shall be their sole and exclusive remedy) in the event that they have irrevocably committed to consummate the Transaction, the conditions to Crown Castle’s obligation to close the Transaction have all been satisfied and Crown Castle fails to consummate the Transaction.

Master Prepaid Lease

At the closing of the Transaction, T-Mobile, the T-Mobile SPEs and Tower Operator will enter into a Master Prepaid Lease (the “Master Prepaid Lease”), pursuant to which Tower Operator will lease or sublease the MPL Sites or obtain the exclusive right to operate and manage the MPL Sites from the T-Mobile SPEs.  The following summary of certain provisions of the Master Prepaid Lease is qualified in its entirety by reference to the terms and provisions of the Form of Master Prepaid Lease filed herewith as Exhibit 10.2 and incorporated herein by reference.

The MPL Sites will be classified into 15 tranches of Sites.  With respect to each MPL Site, the term of the Master Prepaid Lease will expire on the earlier of (1) the specified expiration date of the MPL for the applicable tranche of MPL Sites (which ranges from the last business day of the calendar year ending on December 31, 2035 to the last business day of the calendar year ending on December 31, 2049) and (2) the date on which the underlying ground lease for such MPL Site expires or is terminated.

During the term of the Master Prepaid Lease, the T-Mobile SPEs will delegate to Tower Operator the sole and exclusive right to perform their obligations and exercise their rights under the ground leases relating to the MPL Sites.  Tower Operator will further pay and perform all obligations of the T-Mobile SPEs under the collocation agreements relating to the MPL Sites and will be entitled to receive all revenues payable under such collocation agreements.

The obligations of the T-Mobile SPEs under the Master Prepaid Lease, including with respect to the purchase options granted to Tower Operator, will be unconditionally and irrevocably guaranteed by T-Mobile.  Crown Castle will also agree, pursuant to the definitive agreements that will be executed at the closing of the Transaction, to indemnify or guarantee certain of Tower Operator’s obligations.

The Master Prepaid Lease will contain events of default applicable to each of the T-Mobile SPEs and Tower Operator.   In the event the T-Mobile SPEs default with respect to more than 20% of the MPL Sites, in the aggregate, during any consecutive five-year period, which results in material harm to the business and operations of Tower Operator with respect to the MPL Sites, Tower Operator will have the right to purchase all MPL Sites for an aggregate purchase price equal to 50% of the net present value of the purchase option exercise prices (calculated assuming a discount rate of 10%).

In the event Tower Operator similarly defaults with respect to more than 20% of the MPL Sites, in the aggregate, during any consecutive five-year period, the T-Mobile SPEs may terminate the Master Prepaid Lease as to all MPL Sites.

Management Agreement

At the closing of the Transaction, the T-Mobile Parties, the T-Mobile SPEs, the Sale Site Subsidiaries and Tower Operator will enter into a Management Agreement (the “Management Agreement”), pursuant to which the T-Mobile Parties and the T-Mobile SPEs will appoint the applicable Sale Site Subsidiary or Tower Operator, as applicable, as the exclusive operator (the “Manager”) of each managed Sale Site and each managed MPL Site, respectively.  The following summary of certain provisions of the Management Agreement is qualified in its entirety by reference to the terms and provisions of the Form of Management Agreement filed herewith as Exhibit 10.3 and incorporated herein by reference.

The rights and obligations granted by the T-Mobile Parties and the T-Mobile SPEs to the Manager with respect to the MPL Sites will be the same as the rights and obligations granted to Tower Operator pursuant to the Master Prepaid Lease, including with respect to the option to purchase any MPL Sites, subject to T-Mobile’s collocation rights on the MPL Sites.  With respect to the Sale Sites, the Manager will have all the rights, powers and privileges of the applicable T-Mobile Parties with respect to the management, administration and operation of the Sale Sites as if the Manager were the true owner thereof, subject to T-Mobile’s collocation rights on the Sale Sites.

The Manager will be responsible for the payment of all expenses related to the Sale Sites and MPL Sites that are subject to the Management Agreement and will be entitled to receive all revenues generated by such Sites, including all revenues under collocation agreements.

Master Lease Agreements

At the closing of the Transaction, the Sale Site Subsidiaries, T-Mobile and, with respect to each Sale Site, a subsidiary of T-Mobile designated as the collocator for such Sale Site (the “T-Mobile Collocator”) will enter into the Sale Site Master Lease Agreement (the “Sale Site MLA”), pursuant to which the Sale Site Subsidiaries will lease or make available collocation space at each Sale Site to the designated T-Mobile Collocator for such Sale Site.  Simultaneously therewith, Tower Operator, T-Mobile and the designated T-Mobile Collocator for each MPL Site will enter into the MPL Site Master Lease Agreement (the “MPL Site MLA” and, together with the Sale Site MLA, the “Master Lease Agreements”), pursuant to which Tower Operator will sublease or make available collocation space at each MPL Site to the designated T-Mobile Collocator for such MPL Site.  The following summary of certain provisions of the MPL Site MLA and the Sale Site MLA is qualified in its entirety by reference to the terms and provisions of the Form of MPL Site MLA and the Form of Sale Site MLA, as applicable, filed herewith as Exhibit 10.4 and Exhibit 10.5, respectively, and incorporated herein by reference.

The initial term of each Master Lease Agreement as to each Site will be for a ten-year period and will be automatically extended (unless terminated at such time by the T-Mobile Collocators) for eight additional five-year renewal terms, unless it is terminated earlier with respect to any Site pursuant to a termination right.  The term of the MPL Site MLA with respect to each MPL Site for which Tower Operator does not exercise its purchase option under the Master Prepaid Lease will automatically expire upon the expiration of the Master Prepaid Lease with respect to such MPL Site.  The term of the MPL Site MLA with respect to each MPL Site for which Tower Operator exercises its purchase option under the Master Prepaid Lease will automatically terminate upon the exercise and settlement of such purchase option, and such MPL Site will automatically become a Sale Site under the Sale Site MLA.

 The designated T-Mobile Collocator will pay the Sale Site Subsidiaries under the Sale Site MLA and Tower Operator under the MPL Site MLA an initial collocation rent of $1,905 per month for each Site (if the CA/NV Sites are included in the Transaction at the initial closing under the Master Agreement).  If the CA/NV Sites are not included in the Transaction at the initial closing under the Master Agreement, the initial collocation rent will be $1,850 per month for each Site.  The initial collocation rent will be subject to increase on an annual basis based on increases in the consumer price index.  The payment of collocation rent by the designated T-Mobile Collocator to the Sale Site Subsidiaries or Tower Operator, as applicable, will be unconditionally and irrevocably guaranteed by T-Mobile.

The Master Lease Agreements will contain events of default applicable to the T-Mobile Collocators.  If any T-Mobile Collocators default under the Sale Site MLA with respect to 10% or more of the Sale Sites in the aggregate, the Sale Site Subsidiaries may terminate the lease or other use and occupancy of the T-Mobile collocation space at any or all Sale Sites.  If any T-Mobile Collocators default under the MPL Site MLA with respect to 10% or more of the MPL Sites in the aggregate, Tower Operator may terminate the lease or other use and occupancy of the T-Mobile collocation space at any or all MPL Sites.

The Master Lease Agreements will also contain events of default applicable to the Sale Site Subsidiaries or Tower Operator, as applicable.  Upon the occurrence of certain events of default by the Sale Site Subsidiaries under the Sale Site MLA during any consecutive five-year period relating to more than 20% of the Sale Sites in the aggregate, and the aggregate impact of those uncured defaults results in material harm to the business and operations of the T-Mobile Collocators, the T-Mobile Collocators may terminate the Sale Site MLA as to all Sale Sites.  There is a similar provision in the MPL Site MLA with respect to Tower Operator and the MPL Sites.

ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description

10.1
Master Agreement dated as of September 28, 2012, among T-Mobile USA, Inc., SunCom Wireless Operating Company, L.L.C., Cook Inlet/VS GSM IV PCS Holdings, LLC, T-Mobile Central LLC, T-Mobile South LLC, Powertel/Memphis, Inc., VoiceStream Pittsburgh, L.P., T-Mobile West LLC, T-Mobile Northeast LLC, Wireless Alliance, LLC, SunCom Wireless Property Company, L.L.C. and Crown Castle International Corp.

10.2	Form of Master Prepaid Lease

10.3	Form of Management Agreement

10.4	Form of MPL Site Master Lease Agreement

10.5	Form of Sale Site Master Lease Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN CASTLE INTERNATIONAL CORP.

By:	/s/ E. Blake Hawk
Name: E. Blake Hawk
Title: Executive Vice President and General Counsel

Date:  October 2, 2012

EXHIBIT INDEX

Exhibit No.	Description

10.1
Master Agreement dated as of September 28, 2012, among T-Mobile USA, Inc., SunCom Wireless Operating Company, L.L.C., Cook Inlet/VS GSM IV PCS Holdings, LLC, T-Mobile Central LLC, T-Mobile South LLC, Powertel/Memphis, Inc., VoiceStream Pittsburgh, L.P., T-Mobile West LLC, T-Mobile Northeast LLC, Wireless Alliance, LLC, SunCom Wireless Property Company, L.L.C. and Crown Castle International Corp.

10.2	Form of Master Prepaid Lease

10.3	Form of Management Agreement

10.4	Form of MPL Site Master Lease Agreement

10.5	Form of Sale Site Master Lease Agreement